Exhibit 99.1

Olo Announces Fourth-Quarter and Full-Year 2023 Financial Results
Full-Year 2023 Revenue of $228.3 million, up 23% Year-over-Year
Fourth-Quarter Revenue of $63.0 million, up 27% Year-over-Year
New York, New York - February 21, 2024 - Olo Inc. (NYSE:OLO), a leading restaurant technology provider, today announced financial results for the fourth-quarter and full-year ended December 31, 2023.

“We finished 2023 on a strong note by surpassing the high-end of both fourth-quarter revenue and non-GAAP operating income guidance, alongside notable enterprise deployments and continued product and platform innovation,” said Noah Glass, Olo’s Founder and CEO. “In 2024, we’re focused on delivering balanced growth with increased profitability, while making strategic investments in product development, go-to-market, and data-driven initiatives to help brands improve hospitality through technology. With our scale, reliability, and modularity, Olo is uniquely positioned to enable restaurants to drive sales, do more with less, and make every guest feel like a regular.”
Fourth-Quarter Financial and Other Highlights
•Total revenue increased 27% year-over-year to $63.0 million.
•Total platform revenue increased 27% year-over-year to $61.9 million.
•Gross profit increased 6% (1) year-over-year to $36.4 million, and was 58% of total revenue.
•Non-GAAP gross profit increased 10% (1) year-over-year to $40.8 million, and was 65% of total revenue.
•Operating loss was $20.5 million, or (33)% of total revenue, compared to operating loss of $10.9 million, or (22)% of total revenue, a year ago.
•Non-GAAP operating income was $6.8 million, or 11% of total revenue compared to $3.1 million, or 6% of total revenue, a year ago.
•Net loss was $15.7 million or $(0.10) per diluted share, compared to net loss of $8.2 million or $(0.05) per diluted share a year ago.
•Non-GAAP net income was $8.5 million or $0.05 per diluted share, compared to non-GAAP net income of $4.4 million or $0.02 per diluted share a year ago.
•Cash, cash equivalents, and short- and long-term investments totaled $388.3 million as of December 31, 2023.
•Total shares repurchased were approximately 2.8 million for approximately $14.9 million, bringing total repurchases under the program to 11.5 million shares for approximately $77.9 million and leaving approximately $22.1 million remaining on the authorization.
•Average revenue per unit (ARPU) increased 38% year-over-year, and increased 6% sequentially, to approximately $787.
•Dollar-based net revenue retention (NRR) was approximately 120%.
•Ending active locations were approximately 80,000, up approximately 3% from the quarter ended September 30, 2023.
•Gross merchandise volume (GMV) was more than $26 billion during the year ended December 31, 2023, and gross payment volume (GPV) reached $1 billion during the year ended December 31, 2023.
Fourth-Quarter and Recent Business Highlights
•Waffle House selected Olo to power digital ordering and payment across all of its locations nationwide. Marking the iconic restaurant brand’s first significant investment in digital, Waffle House will leverage Order, Pay—including Borderless accounts—and Expo to streamline ordering and simplify payments for both guests and employees at scale.
•A large casual dining company expanded its Olo relationship by launching Olo Pay across all of their concepts. This is the sixth consecutive quarter where an existing Olo enterprise customer expanded into the Company’s payment suite.
•Five Guys, the Company’s first enterprise customer for online ordering in 2009, expanded its Olo relationship by deploying the Engage suite’s Guest Data Platform and Marketing modules to access guest data at scale, increase guest lifetime value, and measure campaign effectiveness to drive sales.

•Olo continued to drive strong adoption in the emerging enterprise segment, which the Company defines as brands with five to 99 locations. Olo deployed multiple modules with brands like Barberitos, Carrot Express, Smalls Sliders, and Texas de Brazil.
•Olo announced product enhancements to better serve its customers, many of which were showcased in Olo’s 2023 Winter Release event, which can be viewed at olo.com/quarterly-release. Olo announced the expansion of Borderless, Olo’s seamless guest account log-in and checkout functionality, to all customers on Serve, enabling more restaurants to meet the online ordering expectations of today’s digital guests. Additional product enhancements were released this quarter across all three product suites, Order, Pay, and Engage, to help brands unlock new revenue streams, encourage guest engagement, and simplify the ordering experience.
Financial Outlook
As of February 21, 2024, Olo is issuing the following outlook for the first-quarter of 2024 and fiscal-year 2024:
For the first-quarter of 2024, Olo expects to report:
•Revenue in the range of $64.0 million to $64.5 million; and
•Non-GAAP operating income in the range of $5.1 million to $5.5 million.
For the fiscal-year 2024, Olo expects to report:
•Revenue in the range of $269.0 million to $272.0 million; and
•Non-GAAP operating income in the range of $22.0 million to $24.0 million.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including inaccuracies in our assumptions and certain risk factors, many of which are beyond Olo’s control. Olo assumes no obligation to update these forward-looking statements. See the cautionary note regarding “Forward-Looking Statements” below.
(1) Prior period amounts including GAAP and non-GAAP gross profit and gross margin have been reclassified to conform with the current year presentation. An explanation of our non-GAAP financial measures are also included below under the heading “Non-GAAP Financial Measures and Other Metrics.” An explanation of the reclassification is included as a footnote to the reconciliation of GAAP to non-GAAP financial measures which is provided at the end of this press release.

Webcast and Conference Call Information
Olo will host a conference call today, February 21, 2024 at 5:00 p.m. Eastern Time to discuss the Company’s financial results and financial outlook. A live webcast of this conference call will be available on the “Investor Relations” website at investors.olo.com, and a replay will be archived on the website as well.
Available Information
Olo announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, the “Investor Relations” website at investors.olo.com, and the Company’s X (formerly Twitter) account @Olo in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
About Olo | Hospitality at Scale™
Olo (NYSE: OLO) is a leading restaurant technology provider with ordering, payment, and guest engagement solutions that help brands increase orders, streamline operations, and improve the guest experience. Each day, Olo processes millions of orders on its open SaaS platform, gathering the right data from each touchpoint into a single source—so restaurants can better understand and better serve every guest on every channel, every time. Approximately 700 restaurant brands trust Olo and its network of more than 300 integration partners to innovate on behalf of the restaurant community, accelerating technology’s positive impact and creating a world where every restaurant guest feels like a regular. Learn more at olo.com.

Contacts
Media
Olo@icrinc.com
Investor Relations
InvestorRelations@olo.com

Non-GAAP Financial Measures and Other Metrics
Non-GAAP Financial Measures
In this press release, we refer to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States, or GAAP. We use non-GAAP financial measures, as described below, in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance as measured by such non-GAAP figures, facilitate period-to-period comparisons of core operating results, and assist shareholders in better evaluating us by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or compared to other registrants’ similarly named non-GAAP financial measures and key performance indicators.

A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of our GAAP financial results. Because our non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below: non-GAAP gross profit (total and each line item, and total and each non-GAAP gross profit item on a margin basis as a percentage of revenue), non-GAAP operating expenses (each line item and each non-GAAP operating expense item on a margin basis as a percentage of revenue), non-GAAP operating income (and on a margin basis as a percentage of revenue), non-GAAP net income (and on a per share basis), and free cash flow.

We adjust our GAAP financial measures for the following items: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions) and related payroll tax expense, equity expense related to charitable contributions of our Class A common stock (non-cash expense), certain litigation-related expenses (which consist of legal and other professional fees associated with litigation-related matters which are not indicative of our core operations and are not part of our normal course of business), costs and impairment charges associated with the sublease of our former corporate headquarters, loss on disposal of assets, non-cash capitalized internal-use software impairment, capitalized internal-use software and intangible amortization (non-cash expense), restructuring charges, certain severance costs, and transaction costs (typically incurred within one year of the related acquisition, as well as the related tax impacts of the acquisition). Beginning in the second quarter of 2023, we have included the tax impact of the non-GAAP adjustments in determining non-GAAP net income. We determined this amount by utilizing a federal rate plus a net state rate that excluded the impact of net operating losses, or NOLs, and valuation allowances to calculate a non-GAAP blended statutory rate, which we then applied to all non-GAAP adjustments. The prior period non-GAAP net income presentation has also been revised to include the tax impact of the non-GAAP adjustments and conforms with the new presentation.

Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense and related payroll tax expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Management believes that it is useful to exclude certain non-cash charges and non-core operational charges from our non-GAAP financial measures because: (1) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and we believe does not relate to ongoing operational performance; and (2) such expenses can vary significantly between periods.
Effective January 1, 2023, we began allocating certain employee-related costs to platform cost of revenues, professional services and other cost of revenues, sales and marketing, and research and development expenses. Previously, such costs had been presented within general and administrative expenses on our condensed consolidated statement of operations. These costs are allocated based on each department’s proportionate share of total employee headcount. We determined that these changes would better reflect industry practice and provide more meaningful information as well as increased transparency of our operations. Prior period amounts have been reclassified to conform with the current year presentation. Such reclassifications had no effect on previously reported operating loss, net loss, or accumulated deficit.
Free cash flow represents net cash provided by or used in operating activities, reduced by purchases of property and equipment and capitalization of internal-use software. Free cash flow is a measure used by management to understand and evaluate our liquidity and to generate future operating plans. Free cash flow excludes items that we do not consider to be indicative of our liquidity and facilitates comparisons of our liquidity on a period-to-period basis. We believe providing free cash flow provides useful information to investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business from the perspective of our management and Board of Directors.
Key Performance Indicators

In addition, we also use the following key performance indicators to help us evaluate our business, identify trends affecting the business, formulate business plans, and make strategic decisions.

Average revenue per unit (ARPU): We calculate ARPU by dividing the total platform revenue in a given period by the average active locations in that same period. We believe ARPU is an important metric that demonstrates our ability to grow within our customer base through the development of products that our customers value.
Dollar-based net revenue retention (NRR): We calculate NRR as of a period-end by starting with the revenue, defined as platform revenue, from the cohort of all active customers as of 12 months prior to such period-end, or the prior period revenue. An active customer is a specific restaurant brand that utilizes one or more of our modules in a given quarterly period. We then calculate the platform revenue from these same customers as of the current period-end, or the current period revenue. Current period revenue includes any expansion and is net of contraction or attrition over the last 12 months, but excludes platform revenue from new customers in the current period. We then divide the total current period revenue by the total prior period revenue to arrive at the point-in-time dollar-based NRR. We believe that NRR is an important metric to our investors, demonstrating our ability to retain our customers and expand their use of our modules over time, proving the stability of our revenue base and the long-term value of our customer relationships.
Active locations: We define an active location as a unique restaurant location that is utilizing one or more of our modules in, or at the end of, a quarterly period (depending on the module). Given this definition, active locations in any one quarter may not reflect (i) the future impact of new customer wins as it can take some time for their locations to go live with our platform, or (ii) the customers who have indicated their intent to reduce or terminate their use of our platform in future periods. Of further note, not all of our customer locations may choose to utilize our products, and while we aim to deploy all of a customer’s locations, not all locations may ultimately deploy.
Gross merchandise volume (GMV): We define GMV as the gross value of orders processed through our platform.
Gross payment volume (GPV): We define GPV as the gross volume of payments processed through Olo Pay.
Our management uses GMV and GPV metrics to assess demand for our products. We also believe GMV and GPV provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

Forward-Looking Statements
Statements we make in this press release include statements that are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which may be identified by the use of words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “outlook,” “seeks,” “should,” “will,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release.

We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These statements include, but are not limited to, our financial guidance for the first-quarter of 2024 and the full-year 2024, our future performance and growth and market opportunities, including new products and continued module adoption among new and existing customers, the continued expansion of ARPU, our expectations regarding the growth of active locations, revenue expectations for our Order, Pay, and Engage suites, our business strategy, and our expectations regarding other financial and operational metrics and advancements in our industry. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: the effects of public health crises, macroeconomic conditions, including inflation, changes in discretionary spending, fluctuating interest rates, and overall market uncertainty; our ability to acquire new customers, have existing customers (including our emerging enterprise customers) adopt additional modules, and successfully retain existing customers; our ability to compete effectively with existing competitors, new market entrants, and customers generally developing their own solutions to replace our products; our ability to develop and release new and successful products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the continued growth of Olo Pay; the costs and success of our sales and marketing efforts, and our ability to promote our brand; our long and unpredictable sales cycles; our ability to identify, recruit, and retain skilled personnel; our ability to effectively manage our growth, including any international expansion; our ability to realize the anticipated benefits of past or future investments, strategic transactions, or acquisitions, and the risk that the integration of these acquisitions may disrupt our business and management; our ability to protect our intellectual property rights and any costs associated therewith; the growth rates of the markets in which we compete and our ability to expand our market opportunity; our actual or perceived failure to comply with our obligations related to data privacy, cybersecurity, and processing payment transactions; the impact of new and existing laws and regulations on our business; changes to our strategic relationships with third parties; our reliance on a limited number of delivery service providers and aggregators; our ability to generate revenue from our product offerings and the effects of fluctuations in our level of client spend retention; the durability of the growth we experienced in the past, including due to the COVID-19 pandemic, guest preferences for digital ordering and customer adoption of multiple modules; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties, and assumptions, including those related to our customers’ spending decisions and guest ordering behavior. Significant variations from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results and forward looking statements are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 that will be filed following this earnings release, and our other SEC filings, which are available on our “Investor Relations” website at investors.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

OLO INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	As of December 31, 2023	As of December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$278,218	$350,073
Short-term investments	84,331	98,699
Accounts receivable, net	70,264	48,128
Contract assets	412	336
Deferred contract costs	4,743	2,851
Prepaid expenses and other current assets	12,769	11,687
Total current assets	450,737	511,774
Property and equipment, net	22,055	11,700
Intangible assets, net	17,738	21,698
Goodwill	207,781	207,781
Contract assets, noncurrent	352	241
Deferred contract costs, noncurrent	5,806	4,171
Operating lease right-of-use assets	12,529	15,581
Long-term investments	25,748	2,430
Other assets, noncurrent	73	186
Total assets	$742,819	$775,562
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,582	$2,259
Accrued expenses and other current liabilities	68,240	52,411
Unearned revenue	1,533	2,527
Operating lease liabilities, current	2,859	3,220
Total current liabilities	77,214	60,417
Unearned revenue, noncurrent	57	661
Operating lease liabilities, noncurrent	13,968	16,827
Other liabilities, noncurrent	109	41
Total liabilities	91,348	77,946
Stockholders’ equity:
Class A common stock, $0.001 par value; 1,700,000,000 shares authorized as of December 31, 2023 and 2022; 108,469,679 and 105,053,030 shares issued and outstanding as of December 31, 2023 and 2022, respectively. Class B common stock, $0.001 par value; 185,000,000 shares authorized as of December 31, 2023 and 2022, respectively; 54,891,834 and 57,391,687 shares issued and outstanding as of December 31, 2023 and 2022, respectively.	163	162
Preferred stock, $0.001 par value; 20,000,000 shares authorized at December 31, 2023 and 2022, respectively.	—	—
Additional paid-in capital	867,152	855,249
Accumulated deficit	(215,829)	(157,542)
Accumulated other comprehensive loss	(15)	(253)
Total stockholders’ equity	651,471	697,616
Total liabilities and stockholders’ equity	$742,819	$775,562

OLO INC.
Condensed Consolidated Statement of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue:
Platform	$61,944	$48,932	$225,179	$181,293
Professional services and other	1,060	849	3,110	4,111
Total revenue	63,004	49,781	228,289	185,404
Cost of revenue:
Platform	25,658	14,293	85,195	52,634
Professional services and other	908	1,192	4,128	5,832
Total cost of revenue	26,566	15,485	89,323	58,466
Gross profit	36,438	34,296	138,966	126,938
Operating expenses:
Research and development	17,108	20,080	73,914	74,203
General and administrative	28,112	16,309	85,098	70,356
Sales and marketing	11,752	8,819	48,190	34,043
Restructuring charges	—	—	6,848	—
Total operating expenses	56,972	45,208	214,050	178,602
Loss from operations	(20,534)	(10,912)	(75,084)	(51,664)
Other income (expenses), net:
Interest income	5,030	2,482	17,237	4,592
Interest expense	(43)	(69)	(208)	(185)
Other (expense) income, net	(2)	1	(3)	7
Total other income (expenses), net	4,985	2,414	17,026	4,414
Loss before income taxes	(15,549)	(8,498)	(58,058)	(47,250)
Provision (benefit) for income taxes	197	(272)	229	(1,282)
Net loss	$(15,746)	$(8,226)	$(58,287)	$(45,968)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.10)	$(0.05)	$(0.36)	$(0.28)
Diluted	$(0.10)	$(0.05)	$(0.36)	$(0.28)
Weighted-average Class A and Class B common shares outstanding:
Basic	163,942,779	163,207,461	162,993,686	161,303,397
Diluted	163,942,779	163,207,461	162,993,686	161,303,397

OLO INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Year Ended December 31, 2023	Year Ended December 31, 2022
Operating activities
Net loss	$(58,287)	$(45,968)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	10,289	6,020
Stock-based compensation	52,862	46,024
Charitable donation of Class A common stock	1,136	1,406
Provision for expected credit losses	2,874	283
Change in fair value of warrants	—	—
Non-cash lease expense	2,726	2,388
Deferred income tax benefit	—	(1,519)
Loss on disposal of assets	38	—
Non-cash impairment charges	—	2,806
Other non-cash operating activities, net	(2,328)	(1,135)
Changes in operating assets and liabilities:
Accounts receivable	(25,009)	(5,642)
Contract assets	(187)	377
Prepaid expenses and other current and noncurrent assets	(969)	(5,191)
Deferred contract costs	(3,527)	(839)
Accounts payable	2,324	(130)
Accrued expenses and other current liabilities	15,891	7,308
Operating lease liabilities	(2,905)	(2,535)
Unearned revenue	(1,597)	(1,243)
Other liabilities, noncurrent	101	(66)
Net cash (used in) provided by operating activities	(6,568)	2,344
Investing activities
Purchases of property and equipment	(93)	(517)
Capitalized internal-use software	(13,011)	(8,480)
Acquisitions, net of cash acquired	—	(49,241)
Purchases of investments	(130,428)	(151,723)
Sales and maturities of investments	124,042	51,478
Net cash used in investing activities	(19,490)	(158,483)
Financing activities
Cash received for employee payroll tax withholdings	15,528	9,094
Cash paid for employee payroll tax withholdings	(15,527)	(9,094)
Payment of deferred offering costs	—	(423)
Proceeds from exercise of stock options and purchases under the employee stock purchase plan	12,282	12,244
Repurchase of common stock	(58,080)	(20,054)
Net cash used in financing activities	(45,797)	(8,233)
Net decrease in cash and cash equivalents	(71,855)	(164,372)
Cash and cash equivalents, beginning of year	350,073	514,445
Cash and cash equivalents, end of year	$278,218	$350,073

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Gross profit and gross margin reconciliation (1) :
Platform gross profit, GAAP	$36,286	$34,639	$139,984	$128,659
Plus: Stock-based compensation expense and related payroll tax expense	1,712	1,197	7,079	5,583
Plus: Capitalized internal-use software and intangible amortization	2,532	1,226	8,351	3,954
Plus: Certain severance costs	—	160	—	177
Platform gross profit, non-GAAP	40,530	37,222	155,414	138,373
Services gross profit, GAAP	152	(343)	(1,018)	(1,721)
Plus: Stock-based compensation expense and related payroll tax expense	148	67	699	685
Plus: Certain severance costs	—	140	—	176
Services gross profit, non-GAAP	300	(136)	(319)	(860)
Total gross profit, GAAP	36,438	34,296	138,966	126,938
Total gross profit, non-GAAP	40,830	37,086	155,095	137,513
Platform gross margin, GAAP	59%	71%	62%	71%
Platform gross margin, non-GAAP	65%	76%	69%	76%
Services gross margin, GAAP	14%	(40)%	(33)%	(42)%
Services gross margin, non-GAAP	28%	(16)%	(10)%	(21)%
Total gross margin, GAAP	58%	69%	61%	68%
Total gross margin, non-GAAP	65%	74%	68%	74%

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Sales and marketing reconciliation (1) :
Sales and marketing, GAAP	$11,752	$8,819	$48,190	$34,043
Less: Stock-based compensation expense and related payroll tax expense	1,675	1,235	7,981	5,625
Less: Intangible amortization	341	341	1,365	1,338
Less: Certain severance costs	—	204	121	316
Less: Transaction costs	—	—	—	79
Sales and marketing, non-GAAP	9,736	7,039	38,723	26,685
Sales and marketing as % total revenue, GAAP	19%	18%	21%	18%
Sales and marketing as % total revenue, non-GAAP	15%	14%	17%	14%

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Research and development reconciliation (1) :
Research and development, GAAP	$17,108	$20,080	$73,914	$74,203
Less: Stock-based compensation expense and related payroll tax expense	3,378	3,704	15,648	14,318
Less: Non-cash capitalized software impairment	—	—	—	475
Less: Certain severance costs	—	260	—	332
Research and development, non-GAAP	13,730	16,116	58,266	59,078
Research and development as % total revenue, GAAP	27%	40%	32%	40%
Research and development as % total revenue, non-GAAP	22%	32%	26%	32%

(1) Effective January 1, 2023, we began allocating certain employee-related costs to platform cost of revenues, professional services and other cost of revenues, sales and marketing, and research and development expenses. Previously, such costs had been presented within general and administrative expenses on our condensed consolidated statement of operations. These costs are allocated based on each department’s proportionate share of total employee headcount. We determined that these changes would better reflect industry practice and provide more meaningful information as well as increased transparency of our operations. Prior period amounts have been reclassified to conform with the current year presentation. Such reclassifications had no effect on previously reported operating loss, net loss, or accumulated deficit.

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
General and administrative reconciliation (1) :
General and administrative, GAAP	$28,112	$16,309	$85,098	$70,356
Less: Stock-based compensation expense and related payroll tax expense	4,749	4,838	21,259	20,654
Less: Charitable donation of Class A common stock	—	—	1,136	1,406
Less: Certain litigation-related expenses	12,787	—	21,590	—
Less: Costs and impairment charge associated with sublease of former corporate headquarters	—	—	—	3,272
Less: Loss on disposal of assets	—	—	38	—
Less: Intangible amortization	40	41	162	154
Less: Certain severance costs	—	417	709	1,358
Less: Transaction costs	—	133	358	1,521
General and administrative, non-GAAP	10,536	10,880	39,846	41,991
General and administrative as % total revenue, GAAP	45%	33%	37%	38%
General and administrative as % total revenue, non-GAAP	17%	22%	17%	23%

(1) Effective January 1, 2023, we began allocating certain employee-related costs to platform cost of revenues, professional services and other cost of revenues, sales and marketing, and research and development expenses. Previously, such costs had been presented within general and administrative expenses on our condensed consolidated statement of operations. These costs are allocated based on each department’s proportionate share of total employee headcount. We determined that these changes would better reflect industry practice and provide more meaningful information as well as increased transparency of our operations. Prior period amounts have been reclassified to conform with the current year presentation. Such reclassifications had no effect on previously reported operating loss, net loss, or accumulated deficit.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating loss reconciliation:
Operating loss, GAAP	$(20,534)	$(10,912)	$(75,084)	$(51,664)
Plus: Stock-based compensation expense and related payroll tax expense	11,662	11,041	52,666	46,865
Plus: Charitable donation of Class A common stock	—	—	1,136	1,406
Plus: Certain litigation-related expenses	12,787	—	21,590	—
Plus: Costs and impairment charge associated with sublease of former corporate headquarters	—	—	—	3,272
Plus: Loss on disposal of assets	—	—	38	—
Plus: Non-cash capitalized software impairment	—	—	—	475
Plus: Capitalized internal-use software and intangible amortization	2,913	1,608	9,878	5,446
Plus: Restructuring charges	—	—	6,848	—
Plus: Certain severance costs	—	1,181	830	2,359
Plus: Transaction costs	—	133	358	1,600
Operating income, non-GAAP	6,828	3,051	18,260	9,759
Operating margin, GAAP	(33)%	(22)%	(33)%	(28)%
Operating margin, non-GAAP	11%	6%	8%	5%

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss reconciliation:
Net loss, GAAP	$(15,746)	$(8,226)	$(58,287)	$(45,968)
Plus: Stock-based compensation expense and related payroll tax expense	11,662	11,041	52,666	46,865
Plus: Charitable donation of Class A common stock	—	—	1,136	1,406
Plus: Certain litigation-related expenses	12,787	—	21,590	—
Plus: Costs and impairment charge associated with sublease of former corporate headquarters	—	—	—	3,272
Plus: Loss on disposal of assets	—	—	38	—
Plus: Non-cash capitalized software impairment	—	—	—	475
Plus: Capitalized internal-use software and intangible amortization	2,913	1,608	9,878	5,446
Plus: Restructuring charges	—	—	6,848	—
Plus: Certain severance costs	—	1,181	830	2,359
Plus: Transaction costs	—	133	358	1,600
Less: GAAP acquisition-related deferred income tax benefit (1)	—	(98)	—	(1,519)
Less: Tax impact of non-GAAP adjustments (2)	(3,159)	(1,208)	(9,275)	(3,486)
Net income, non-GAAP	8,457	4,431	25,782	10,450
Fully diluted net loss per share attributable to Class A and Class B common stockholders, GAAP	$(0.10)	$(0.05)	$(0.36)	$(0.28)
Fully diluted weighted average Class A and Class B common shares outstanding, GAAP	163,942,779	163,207,461	162,993,686	161,303,397
Fully diluted net income per share attributable to Class A and Class B common stockholders, non-GAAP	$0.05	$0.02	$0.15	$0.06
Fully diluted Class A and Class B common shares outstanding, non-GAAP	174,399,425	179,975,869	176,822,053	182,950,753

(1) As a result of our prior acquisitions, we recognized deferred tax liabilities relating to the basis differences for acquired intangible assets. The recording of these deferred tax liabilities resulted in a reversal of our valuation allowance which is included in the GAAP provision for income taxes.
(2) We utilized a federal rate plus a net state rate that excluded the impact of NOLs and valuation allowances to calculate our non-GAAP blended statutory rate of 26.93% and 26.27% for the years ended December 31, 2023 and 2022, respectively.

OLO INC.
Non-GAAP Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$5,815	$(54)	$(6,568)	$2,344
Purchase of property and equipment	(93)	(63)	(93)	(517)
Capitalization of internally developed software	(2,988)	(1,483)	(13,011)	(8,480)
Non-GAAP free cash flow	$2,734	$(1,600)	$(19,672)	$(6,653)